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                                                                   Exhibit 23.01









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Travelers Property Casualty Corp.:

We consent to incorporation by reference in the Registration Statements on:

-    Form S-3      Nos. 333-2682 and 333-2684; and

-    Form S-8      Nos. 333-07073, 333-07077 and 333-10143.

of Travelers Property Casualty Corp. (formerly Travelers/Aetna Property Casualty Corp.) of our reports dated January 17, 1997, relating to the consolidated balance sheets of Travelers Property Casualty Corp. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and the related financial statement schedules, which reports are incorporated by reference or included in the annual report on Form 10-K of Travelers Property Casualty Corp. for the year ended December 31, 1996.





/s/ KPMG Peat Marwick LLP
Hartford, Connecticut
March  26, 1997